Exhibit 16.1


                                       Wipfli LLP
                                       7601 France Avenue South
                                       Suite 400
                                       Minneapolis, MN 55435
                                       952.548.3400
                                       fax 952.548.3500
                                       www.wipfli.com




January 27, 2006


United States
Securities and Exchange Commission
Washington, D.C. 20549

RE:      Indigo-Energy, Inc.
         Formerly Procare America, Inc.

Dear Sirs:

At the request of Indigo-Energy, Inc., we have reviewed Item 3. Changes in or Disagreements with Certifying Accountants on Accounting and Financial Disclosures of their Form 8-K dated January 27, 2006.

We concur with the representations made in the first and second paragraphs therein.

Sincerely,


/s/ Wipfli LLP
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Wipfli LLP